                             STOCK PLEDGE AGREEMENT


         THIS IS A STOCK PLEDGE AGREEMENT (this "Agreement") by and between Mongoose Investments, LLC (the "Pledgor") and GCA Strategic Investment Fund Limited (the "Pledgee"), and dated effective as of December 7, 1998, and by which the parties to this Agreement, for good and valuable consideration, hereby agree as follows:

         1. Background Information. The Pledgor is the owner of the shares of stock described in Schedule I attached hereto and incorporated herein by reference (the "Pledged Shares"). The Pledgor is the majority shareholder of Lahaina Acquisitions, Inc. ("Lahaina") which has delivered Pledgee a convertible note of even date herewith in the principal amount of $750,000.00 (the "Note"). Pledgor will benefit from the pledge of the Pledged Collected (as defined below) in order to induce Pledgor to purchase the Note from Lahaina.

         2. Pledge. The Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a security interest in, the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledge Shares and all proceeds of any of the foregoing (collectively, the "Pledged Collateral").

         3. Security for Obligations. The Pledgor's security interest in the Pledged Collateral secures the payment and performance of all obligations of Lahaina now or hereafter existing under the Note, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement and any and all extensions or renewals of the foregoing in whole or in part, whether direct or indirect, absolute or contingent, individual, joint or several, now due or to become due, and whether owed under the foregoing as a drawer, maker, endorser, guarantor, surety or otherwise to the Pledgee by the Pledgor (all such obligations being the "Obligations").

         4. Delivery of Pledged Collateral; Further Assurances. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgee. The Pledgee shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in section 5(a) of this Agreement. In addition, the Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

         5.       Voting Rights; Dividends; Etc.

                  (a) General. So long as no Event of Default (as defined below) or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

                           (i)      Voting Rights.  The Pledgor shall be
entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Note; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the Pledgee's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and provided, further, that the Pledgor shall give the Pledgee at least five (5) days' written notice of the manner in which the Pledgor intends to exercise, or the reasons for refraining from exercising, any such right.

                           (ii)     Dividends.  The Pledgor shall be entitled to
receive and retain any and all dividends and other payments in respect of the Pledged Collateral; provided, however, that any and all:

                                    (A)     dividends paid or payable other than
in cash, and instruments and other property received or receivable in respect of any Pledged Collateral,

                                    (B) dividends and other distributions paid
or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                                    (C) cash paid or payable in redemption of,
or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to the Pledgee to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee and be segregated from the other property or funds of the Pledgor (with any necessary endorsement).

                           (iii)    Proxies and Other Instruments.  The Pledgee
shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purposes of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to section 5(a)(i) of this Agreement and to receive the dividends or other payments which it is authorized to receive and retain pursuant to section 5(a)(ii) of this Agreement.

                  (b) Upon Default. Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights which the Pledgor would otherwise be entitled to exercise pursuant to section 5(a)(i) of this Agreement and to receive the dividends and interest payments which the Pledgor would otherwise be authorized to receive and retain pursuant to section 5(a)(ii) of this Agreement shall cease, and all such rights shall thereupon become vested in the Pledgee who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

         6.       No Transfers or Liens; Substitute Shares.

                  (a) No Transfer or Liens. The Pledgor agrees that the Pledgor will not sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

                  (b) Substitute Shares. The Pledgor agrees that it will (i) cause the issuer of the Pledged Shares not to issue any stock or other securities in substitution for the Pledged Shares issued by such issuer, except to the Pledgor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any such substitute shares of stock or other securities of the issuer of the Pledged Shares.

         7. Pledgee May Perform; Pledgee Appointed Attorney-in-Fact. The Pledgor hereby appoints the Pledgee as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee deems necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement.

         8. Reasonable Care. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

         9.       Events of Default; Remedies upon Default.

                  (a) Events of Default. The occurrence of any one or more of the following events shall constitute a default (an "Event of Default") by the
Pledgor:

                           (i)      the Pledgor fails to pay any Obligation when
due and payable or declared due and payable and such failure shall continue for five (5) business days; or

                           (ii)     the Pledgor fails or neglects to perform,
keep or observe any term, provision, condition, covenant or agreement contained in this Agreement (other than those referred to in section 9(a)(i) of this Agreement) or in any other instrument or document delivered pursuant hereto or in connection herewith, including without limitation the Note of even date herewith from Pledgor to Pledgee, and such failure or neglect shall have continued for a period of ten (10) business days after receipt of written notice from the Pledgee of such failure or neglect; or

                           (iii)    the Pledgor makes or submits any false,
untrue, incomplete or misleading representation, warranty, schedule, report or other communication to the Pledgee in connection with this Agreement or the Note or any transaction relating hereto or thereto; or

                           (iv)     the Pledgor becomes insolvent or generally
fails to pay, or admits in writing the Pledgor's inability to pay, the Pledgor's debts as they mature; or

                           (v)      there occurs an Event of Default under the
Note; or

                           (vi)     the Pledgor makes a general assignment for
the benefit of creditors, convenes or causes to be convened a meeting of the Pledgor's creditors or the Pledgor's principal creditors, or takes advantage of the insolvency laws of any state, or a petition in bankruptcy or an arrangement or reorganization under the Federal Bankruptcy Code is filed by or against the Pledgor.

                  (b) Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

                           (i)      Sale.  The Pledgee may exercise in respect
of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the applicable Uniform Commercial Code in effect at that time, and the Pledgee may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Pledgee may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                           (ii)     Proceeds.  Any cash held by the Pledgee as
Pledged Collateral and all cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Pledgee, be held by the Pledgee as collateral for, or then or at any time thereafter applied (after payment of any amounts payable to the Pledgee pursuant to section 10 of this Agreement) in whole or in part by the Pledgee against, all or any part of the Obligations in such order as the Pledgee shall elect. Any surplus of such cash or cash proceeds held by the Pledgee and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

         10. Expenses. The Pledgor will upon demand pay to the Pledgee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Pledgee may incur after the date hereof in connection with the administration of this Agreement, the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, the exercise or enforcement of any of the rights of the Pledgee hereunder, or the failure by the Pledgor to perform or observe any of the provisions hereof.

         11. Continuing Security Interest; Transfer of Note. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until payment in full of the Obligations, be binding upon the Pledgor, and the Pledgor's successors and assigns, and inure to the benefit of the Pledgee and the Pledgee's successors, transferees and assigns. Without limiting the generality of the foregoing, the Pledgee may assign or otherwise transfer the Note to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Pledgee herein or otherwise. Upon the payment in full of the Obligations, the Pledgor shall be entitled to the return, upon the Pledgor's request and at the Pledgor's expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

         12. Indemnification. The Pledgor hereby agrees that the Pledgor shall indemnify and hold the Pledgee harmless from and against any and all costs, expenses, claims, causes of action, damages, injury, or harm suffered by the Pledgee or asserted against the Pledgee relating to Pledgee's performance under this Agreement. In addition, the Pledgor hereby acknowledges and affirms that the Pledgee shall not be obligated to incur any costs or expenses whatsoever in connection with or arising out of or relating to the Pledgee's performance under this Agreement, and the Pledgee, so long as it acts diligently in good faith, shall not have any liability whatsoever to the Pledgor for any act, failure, refusal or omission to act under this Agreement.

         13. Termination. Upon the final payment of all Obligations, this Agreement shall terminate and the Pledgee shall transfer and deliver the Pledged Collateral and the accompanying stock transfer powers to the Pledgor or to whosoever shall be lawfully entitled to the same marked "Terminated--Underlying Obligations Satisfied" and dated and signed by the Pledgee.

         14. Miscellaneous.

             (a) Survival. All representations, warranties, covenants and agreements herein contained shall survive the execution and delivery of this Agreement. The remedies of a party for breaches of representations, warranties, covenants or agreements shall not be affected by any investigation by, or knowledge of, the non-breaching party prior to the date of this Agreement. Each party agrees to indemnify, defend and hold the other harmless for all losses, costs and expenses (including without limitation reasonable attorney's fees) arising out of its breach of any representation, warranty, covenant or agreement made by him or it in this Agreement.

             (b) Notices. All notices and other communications under this Agreement shall be made in writing signed by the party making the same, and shall be deemed given on the date of personal delivery or if mailed by certified or registered United States mail, postage prepaid, on the date mailed (and shall be deemed received on the date of personal delivery or, if so mailed, on the third business day after so mailed), to:

                  If to the Pledgor, to:

                           Lahaina Acquisitions, Inc.

                           --------------------------------

                           --------------------------------
                           ATTN:
                                ---------------------------
                           Telecopy:
                                    -----------------------

                  With a copy to:

                           Paul, Hastings, Janofsky & Walker, LLP
                           600 Peachtree Street, N.E., Suite 2400
                           Atlanta, Georgia  30308-2222
                           ATTN:  Wayne Shortridge, Esq.
                           Telecopy:  (404) 815-2424

                  If to the Pledgee, to:

                           GCA Strategic Investment Fund Limited
                           106 Colony Park Drive, Suite 900
                           Cumming, Georgia  30040
                           ATTN:  Global Capital Advisors, Ltd.
                           Telecopy:  (678) 947-6499


                    with a copy to:

                           Sutherland, Asbill & Brennan LLP
                           999 Peachtree Street, N.E.
                           Atlanta, Georgia 30309-3996
                           ATTN:  Mark D. Kaufman, Esq.
                           Telecopy:  (404) 853-8806

or to such other person or at such other address as either party may specify by written notice to the other party in accordance with this section 14(b).

                  (c) Further Assurances. Each party agrees to do such further acts, and to execute and deliver such additional conveyances, assignments, agreements and instruments as the other may at any time request in connection with the administration and enforcement of this Agreement or relative to the Pledged Collateral or any part thereof, or in order better to assure and confirm to the requesting party his or its rights, powers and remedies under this Agreement.

                  (d) Severability. If any provision of this Agreement shall be invalid or unenforce able under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions.

                  (e) Time of the Essence. Time is of the essence of each and every provision of this Agreement.

                  (f)      Assignment; Successors in Interest.

                           (i)      Assignment.  Except with the prior written
consent of the Pledgee, no assignment or transfer by the Pledgor of the Pledgor's rights and obligations under this Agreement may be made.

                           (ii)     Binding Nature.  This Agreement shall be
binding upon the parties to this Agreement and their respective successors and assigns, shall inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns and any reference to a party to this Agreement shall also be a reference to a successor or assign.

                  (g) Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

                  (h) Captions; Certain Definitions. Titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

                  (i) Controlling Law; Integration; Amendment; Waiver. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia without regard to those relating to conflicts of laws. This Agreement supersedes all prior negotiations, agreements and understandings between the parties with respect to the subject matter hereof, constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be altered or amended except in writing signed by the Pledgor and the Pledgee. The failure of either party to this Agreement at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same. No waiver by either party to this Agreement of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant contained in this Agreement.

                  (j) Counterparts. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties to this Agreement. This Agreement shall become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered to the other party to this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to provide or account for more than one of such counterparts.



                            [EXECUTION PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                MONGOOSE INVESTMENTS, LLC


                                By:    /s/ Richard Smith
                                   -------------------------------------
                                Name:  Richard Smith
                                     -----------------------------------
                                Title: Managing Member
                                      ----------------------------------


                                Address:
                                        --------------------------------

                                        --------------------------------

                                        Fax:
                                            ----------------------------
                                        Tel.:
                                             ---------------------------


                                GCA STRATEGIC INVESTMENT FUND LIMITED


                                By:      /s/ Lewis N. Lester
                                         ---------------------------
                                Name:    Lewis N. Lester
                                Title:   Director

                                Address: 106 Colony Park Drive
                                         Suite 900
                                         Cumming, Georgia 30040

                                         Fax:     678 947-6499
                                         Tel.:    678 947-0028












                                                                Pledge Agreement

                                   SCHEDULE I


Seven Hundred and Fifty Thousand (750,000) shares of common stock, no par value, of Lahaina Acquisitions, Inc., represented as of the date hereof by Certificate No. 490.

   IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed by their respective authorized officers, as of the date first above written.


                                    LAHAINA ACQUISITIONS, INC.

                                    By:      /s/ Graham M. Cooper
                                             ----------------------------------
                                    Name:    GRAHAM M. COOPER
                                             ----------------------------------
                                    Title:   PRESIDENT
                                             ----------------------------------

                                    Address: P.O. Box N 8160
                                             ----------------------------------
                                             NASSAU
                                             ----------------------------------
                                             BAHAMAS
                                             ----------------------------------

                                             ----------------------------------

                                             Fax: (242) 322-6949
                                                  -----------------------------
                                             Tel: (242) 322-2504
                                                  -----------------------------

                                    GCA STRATEGIC INVESTMENT FUND LIMITED

                                    By:
                                             ----------------------------------
                                    Name:    Lewis N. Lester
                                    Title:   Director

                                    Address: 106 Colony Park Drive
                                             Suite 900
                                             Cumming, Georgia 30040

                                             Fax: 678 947-6499
                                             Tel: 678 947-0028


                                                                Pledge Agreement

          [GUNSTER, YOAKLEY, VALDES-FAULI & STEWART, P.A. LETTERHEAD]

                                December 4, 1998

VIA FEDERAL EXPRESS

Mr. Wayne Shortridge, Esq.
Paul, Hastings, Janofsky & Walker, LLP
600 Peachtree Street
Suite 2400
Atlanta, GA 30308

Dear Wayne:

   Enclosed please find Lahaina Acquisitions, Inc. stock certificate number 490 representing 750,000 shares currently held by Paxford Investments, S.A. to be held in escrow by you until you receive facsimile instructions signed by me authorizing its release.

   Also enclosed is a stock power executed by Ivylyn Cassar which should be held in trust until you receive written facsimile instructions from me authorizing its release.



                                       Sincerely,

                                       /s/ Charles J. Duffy, III
                                       -------------------------
                                           Charles J. Duffy, III

CJD/maa

Enclosures

cc: Michael G. Platner

                           LAHAINA ACQUISITIONS, INC.
 NUMBER       Incorporated under the laws of the State of Colorado      SHARES
 No. 490 (3)                                                            750,000
                        Authorized Capital: 800,000,000
                           No par value Common Shares

This Certifies That                                            SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                          -PAXFORD INVESTMENTS, S.A.-
is the owner of       ***SEVEN HUNDRED FIFTY THOUSAND***

      fully paid and nonassessable Common Shares, no par value per share of
                           LAHAINA ACQUISITIONS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to the Articles of Incorporation, to all of which the holder by acceptance hereby assents.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and the facsimile seal of the Corporation to be duly affixed hereto.

This Certificate is not valid until duly countersigned by the Transfer Agent and Registrar.

Dated: 5/28/97              [LAHAINA ACQUISITIONS, INC.
/s/ PHILIP J. DAVIS               CORPORATE SEAL            /s/ GARY A. AGRON
Philip J. Davis,                     COLORADO]              Gary A. Agron,
   Secretary                                                   President


                                                Countersigned and Registered:
                                                  Corporate Stock Transfer, Inc.
                                                  1675 Broadway, Suite 1480
                                                  Denver, Colorado 80202
                                                By:
                                                   /s/    B.A.
                                                   --------------------
                                                   Authorized Signature

                            IRREVOCABLE STOCK POWER

   FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to ________________, Seven Hundred Fifty Thousand (750,000) shares of the common stock of Lahaina Acquisitions, Inc., a Colorado corporation (the "Corporation"), standing in the name of the undersigned on the books of the Corporation represented by certificate number 490.

   The undersigned does hereby irrevocably constitute and appoint Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., their attorney-in-fact, to transfer the said stock on the books of the Corporation, with full power of the substitution in the premises.

   DATED: December 4, 1998



                                       PAXFORD INDUSTRIES, S.A.


                                       /s/ Ivy Lynn Cassar
                                       -------------------------

                                        By: Ivy Lynn Cassar
                                       Its: Director, Secretary